UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2007
LoopNet, Inc.
(Exact name of registrant as specified in its charter)
000-52026
( Commission File Number )

Delaware (State or other jurisdiction of incorporation)	77-0463987 (I.R.S. Employer Identification No.)
LoopNet, Inc.
185 Berry Street, Suite 4000
San Francisco, CA 94107
(Address of principal executive offices, with zip code)
(415) 243-4200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 5.02.   Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(e)   On January 24, 2007, the Board of Directors of LoopNet, Inc. (the “Company”), following the recommendations of the Compensation Committee, approved the following matters at a regularly scheduled board meeting: (i) the payout of bonuses under the Company’s cash bonus plan for the Company’s fiscal year 2006 and (ii) base salaries for the Company’s executive officers for fiscal year 2007, effective January 1, 2007.
     The following table shows the fiscal year 2006 bonus payouts and fiscal year 2007 base salaries for the Company’s principal executive officer, principal financial officer and other named executive officers:

Name/Title	2007 Base Salary	2006 Bonus Payout
Richard J. Boyle, Jr. President, Chief Executive Officer, and Chairman of the Board of Directors	$325,000	$150,000
Brent Stumme Chief Financial Officer and Senior Vice President, Finance and Administration	$240,350	$135,000
Thomas Byrne Chief Marketing Officer and Senior Vice President, Marketing and Sales	$240,350	$135,000
Jason Greenman Chief Product Officer and Senior Vice President, Business and Product Development	$225,720	$85,000
Wayne Warthen Chief Technology Officer and Senior Vice President, Information Technology	$215,460	$52,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LoopNet, Inc.
Date: January 29, 2007	By:	/s/ Brent Stumme
Brent Stumme
Chief Financial Officer and Senior Vice President, Finance and Administration

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